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                                                                    EXHIBIT 10.1



                                    FORM OF



                    ACQUISITION AGREEMENT AND PLAN OF MERGER


                                       OF


                         [NAME OF MERGING PARTNERSHIP]


                                      INTO


                             SUBURBAN HOLDINGS, LP



     THIS ACQUISITION AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered
into on this      day of March, 1996, by and between                      , a
Georgia limited partnership (the "Merging Partnership"), Suburban Holdings, LP, a Georgia limited partnership (the "Surviving Partnership"), Suburban Lodges of America, Inc., a Georgia Corporation (the "Corporation"), and David E. Krischer ("Krischer") as agent for the partners of the Merging Partnership (for purposes of SECTION 8.10).



     WHEREAS, Section 14-9-206.1 of the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. sec. 149-100 et seq. (the "Act"), permits a merger of one or more limited partnerships; and



     WHEREAS, the Merging Partnership owns that certain real property as more particularly described on EXHIBIT A to this Agreement (the "Land"), together with all improvements thereon (the "Motel") and personal property used in the operation of the Motel (the "Personal Property") (the Land, the Motel, and the Personal Property hereinafter collectively are referred to as the "Property");



     WHEREAS, the partners in the Merging Partnership wish to contribute their partnership interests in the Merging Partnership to the Corporation in exchange for cash or shares in the Corporation,



     WHEREAS, the Corporation is in the process of filing a registration statement with the Securities and Exchange Commission for registration of the initial public offering (the "IPO") of the Corporation's common stock, $.01 par value per share (the "Common Stock"); and



     WHEREAS, the Merging Partnership, the Surviving Partnership, and the Corporation deem it advisable and to the advantage, welfare, and best interests of both limited partnerships and the Corporation and their respective partners and shareholders to effect the transactions described below pursuant to the provisions of the laws of the State of Georgia and upon the terms and conditions hereinafter set forth;



     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, the Agreement and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon, as hereinafter set forth in this Agreement.



                                   ARTICLE 1



                                THE TRANSACTION



     1.1 Description of Transaction.  At the Effective Time (as defined in
SECTION 4.3), the following transactions shall be effected, subject to and in accordance with the provisions of this Agreement:



          (a) Each of the partners in the Merging Partnership shall contribute his partnership interest in the Merging Partnership to the Corporation in exchange for cash or shares of Common Stock in the Corporation in an exchange qualifying under Section 351 of the Internal Revenue Code of 1986, as amended (the "IRC").



          (b) The Corporation shall thereafter contribute to a wholly-owned Florida corporation of the Corporation (the "Subsidiary") an undivided ninety-nine percent (99%) interest in the Property, and, thereafter, the Subsidiary shall contribute such ninety-nine (99%) percent interest in the Property to the Surviving Partnership in return for a ninety-nine percent (99%) limited partnership interest in the Surviving Partnership pursuant to
     Section 721 of the IRC.

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          (c) The Corporation shall contribute an undivided one percent (1%)
     interest in the Property to the Surviving Partnership in return for a one percent (1%) general partnership interest in the Surviving Partnership pursuant to Section 721 of the IRC.



     1.2 Implementation. As a convenience to the parties and to minimize transaction costs, the transactions described above shall be effected by a merger of the Merging Partnership into the Surviving Partnership pursuant to
Section 14-9-206.1 of the Act, pursuant to which (1) the Surviving Partnership shall survive and succeed to the assets and liabilities of the Merging partnership, (2) each of the partners in the Merging Partnership shall receive the number of shares of Common Stock or cash to which he is entitled, (3) the Corporation and the Subsidiary shall receive a 1% general partnership interest and a 99% limited partnership interest in the Surviving Partnership, respectively.



                                   ARTICLE 2



                                   THE MERGER



     2.1 Merger. At the Effective Time (as defined in Section 4.3) and upon the terms and subject to the conditions set forth in this Agreement, the Merging Partnership shall merge into and with the Surviving Partnership, which shall be the continuing and resulting limited partnership and shall be governed by the laws of the State of Georgia (hereinafter referred to as the "Merger"). Upon the occurrence of the Merger, the separate existence of the Merging Partnership shall cease, and it shall terminate as a limited partnership for all purposes.



     2.2 Effect of Merger. The Merger shall in all respects have the effect provided for in section 14-9-206.1 of the Act, including without limitation the following:



          (a) The Surviving Partnership shall succeed to and shall hereafter possess all of the rights, duties, obligations, privileges, immunities, franchises, and powers of the Merging Partnership, and the Merging Partnership shall transfer to and vest in the Surviving Partnership, and the Surviving Partnership shall take, without further act or deed, all real property, personal property, and fixtures of the Merging Partnership, all debts due the Merging Partnership, any chose in action of the Merging Partnership, and each and every other interest of or belonging to or due to the Merging Partnership. The Merger shall not cause the reversion of or otherwise impair the title to any real estate, or any interest therein, of the Merging Partnership.



          (b) The Surviving Partnership shall thereupon and thereafter be responsible for all liabilities and obligations of the Merging Partnership, and any claim existing or action or proceeding pending by or against the Merging Partnership may be prosecuted as if the Merger had not taken place, or any party to any such action or proceeding may substitute the Surviving Partnership in the place of the Merging Partnership. The Merger shall not impair the rights of creditors or any liens upon any property of the Merging Partnership.



                                   ARTICLE 3



                           THE SURVIVING PARTNERSHIP



     3.1 Certificate of Limited Partnership. Upon the Merger, the Suburban Holdings, LP Certificate of Limited partnership (the "Certificate") as in effect as of the Effective Time shall be the certificate of limited partnership for the Surviving Partnership, until amended in accordance with the Act and the Partnership Agreement (as defined in SECTION 3.2).



     3.2 Limited Partnership Agreement. Upon the Merger, the Suburban Holdings, LP Limited Partnership Agreement (the "Partnership Agreement") as in effect at the Effective Time shall be the limited partnership agreement for the Surviving Partnership, until amended in accordance with the terms of the Partnership Agreement.


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                                   ARTICLE 4



                              CONVERSION, CLOSING



     4.1 Conversion of Partnership Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:



          (a) The partnership interests in the Merging Partnership of each of the Cash-Out Partners listed on Schedule 4.1 hereto shall be canceled and extinguished and shall be converted into the right to receive the "Liquidating Distribution Amount" (as defined in Section 4.2 below) in cash.



          (b) The partnership interests in the Merging Partnership of each of the Continuing Equity Partners listed on Schedule 4.1 hereto shall be canceled and extinguished and shall be converted into the right to receive the number of shares of Common Stock with a value qual to the Liquidating Distribution Amount. Each share of Common Stock received pursuant to the Merger shall be valued at the price to the public of the Common Stock on the effective date of the Corporation's registration statement for the IPO. No fractional shares of Common Stock will be issued, and partners receiving Common Stock in the Merger will receive a cash payment in lieu of any such fractional shares.



          (c) The partnership interests of the partners of the Surviving Partnership shall continue unchanged.



     4.2 Liquidating Distribution Amount Defined. For purposes of this Agreement, the "Liquidating Distribution Amount" with respect to any partner of the Merging Partnership shall mean an amount that such partner would receive assuming the following actions occurred:



          (a) The Merging Partnership sold all of its assets of the Effective Time for an amount of cash equal to [THE APPRAISED VALUE OF THE PARTNERSHIP ASSETS] [FOR LODGES CURRENTLY IN OPERATION: less the amounts specified in
     Schedule 9.1] (the "Hypothetical Sale").



          (b) The Merging Partnership allocated all gain or loss in connection with the Hypothetical Sale described in Section 4.2(a) above to the partners of the Merging Partnership in accordance with [THE APPLICABLE PROFIT OR LOSS ALLOCATION PROVISION] of the Agreement of Limited Partnership of [NAME OF MERGING PARTNERSHIP].



          (c) The Merging Partnership distributed the cash and Common Stock deemed paid pursuant to the Hypothetical Sale described in Section 4.2(a) above to the partners of the Merging Partnership in accordance with [THE APPLICABLE LIQUIDATING DISTRIBUTION PROVISION] of the Agreement of [NAME OF MERGING PARTNERSHIP]. The Liquidating Distribution Amount with respect to each of the partners of the Merging Partnership shall be determined as of the Effective Time in accordance with this Section 4.2 The [FOR CERTAIN
     PARTNERSHIPS: approximate] amount to be received by each partner of the Merging Partnership is set forth on SCHEDULE 4.2 hereto.



     4.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kilpatrick & Cody, 1100 Peachtree Street, Atlanta, Georgia 30309 at 10:00 a.m. on the day after the satisfaction or waiver of all of the conditions set forth in Article 10 and
Article 11 (the "Effective Time"), or otherwise as agreed to by the parties hereto. On the date of the Closing, the Merging Partnership and the Surviving Partnership shall file with the Secretary of State of Georgia an executed Certificate of Merger as required by the Limited Partnership Act.



                                   ARTICLE 5



           REPRESENTATIONS AND WARRANTIES OF THE MERGING PARTNERSHIP



     For the purpose of this Article 5, the term "knowledge" means the actual knowledge of each of David E. Krischer, Seth H. Christian, and Terry J. Feldman (the "Principals"), after diligent inquiry of the employees of Suburban Management, Inc. who are designated to work with the Principals and who should have knowledge of the facts relevant to this Article 5, and the general manager of the motel located on the Property.


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The Merging Partnership hereby represents and warrants to the Surviving
Partnership and the Corporation, as follows:

     5.1 Organization and Standing. The Merging Partnership is a Georgia limited partnership, duly organized, validly existing, and in good standing under the laws of the State of Georgia and has all requisite powers and all governmental and regulatory licenses, authorizations, consents, and approvals to carry on its business as now conducted, to own, lease and operate its properties, to execute and deliver this Agreement and any documents or instruments required to be executed and delivered on behalf of the Merging Partnership hereunder, to perform its obligations under this Agreement and any such other documents or instruments, and to consummate the merger and the other transactions contemplated hereby. The Merging Partnership has no subsidiaries and does not, directly or indirectly, own any capital stock of any other entity.

     5.2 Authority. The Merging Partnership has the lawful right, power, authority and capacity to sell the Property in accordance with the terms, provisions and conditions of this Agreement and the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of the Merging Partnership and no other actions are necessary to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Merging Partnership, enforceable against the Merging Partnership in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, or by the principles governing the availability of equitable remedies).

     5.3 Suites, Etc. No actions, suits, claims, or proceedings are pending against or by, or threatened against or by, or affecting the Merging Partnership
(i) that affect title to the Property, (ii) that question the validity or enforceability of this Agreement or of any action taken by the Merging Partnership under this Agreement, (iii) that are reasonably likely to have a material adverse effect on the results of operations or financial condition of the Merging Partnership, or (iv) that are reasonably likely to cause a material limitation on the Surviving Partnership's ability to operate the business of the Merging Partnership after the Effective Date, in any court or before any judicial, administrative, or union body or any arbitrator or any governmental authority, domestic or foreign. No present or former officer or partner of the Merging Partnership has any claim for indemnification from the Merging Partnership related to any act or omission by such present or former officer or partner.


     5.4 Execution; No Default. Except for any loan document with respect to any indebtedness of the Merging Partnership secured by the Property (the "Mortgage Loan"), the execution of and entry into this Agreement, the execution and delivery of the documents and instruments that the Merging Partnership will execute or deliver on the date of the Closing, and the performance by the Merging Partnership of its duties and obligations under this Agreement and of all other acts necessary and appropriate for the full consummation of the transactions as contemplated by and provided for in this Agreement, are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which the Merging Partnership is a party, any judicial order or judgment of any nature by which the Merging Partnership is bound, and this Agreement. The covenants and agreements of the Merging Partnership under this Agreement are the valid and binding obligations of the Merging Partnership, enforceable in accordance with their terms.



     5.5 Financial Statements. Prior to the date hereof, the Merging Partnership shall have provided the Surviving Partnership with audited financial statements for the Merging Partnership's fiscal years ended December 31, 1993, December 31, 1994, and December 31, 1995 (collectively, the "Merging Partnership Financial Statements"). To the best knowledge of the Merging Partnership, the Merging Partnership Financial Statements are true, correct and complete, have been prepared in accordance with generally accepted accounting principles (subject to normal year-end adjustments), and present fairly, in all material respects, the financial position of the Merging Partnership and the results of its operations for the periods then ended. Since December 31, 1995, there has been no material adverse change in the financial condition or in the operations of the Merging Partnership.


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     5.6 Absence of Undisclosed Liabilities.  The Merging Partnership has no
liabilities or obligations, either accrued, contingent or otherwise, except those reflected in the Merging Partnership Financial Statements or arising in the ordinary course of its business after December 31, 1995.



     5.7 Title to Property. The Merging Partnership owns good and marketable fee simple title to the Property, free and clear of any and all encumbrances, except as set forth on the policy of title insurance with regards to the Property attached hereto as EXHIBIT B as of the effective dated specified therein, and on the policy of title insurance currently being procured by the Corporation in connection with the Merger, subject to such title report being procured being satisfactory to the Corporation (the "Existing Exceptions").



     5.8 Absence of Liens. On the date of the Closing, the Merging Partnership will not be indebted to any contractor, laborer, mechanic, materialman, architect, engineer, or any other person for work, labor or services performed or rendered, or for materials supplied or furnished, for which any such person could claim a lien against the Property. [THIS PROVISION WILL BE DELETED FOR LODGES UNDER CONSTRUCTION.]



     5.9 Encroachments. To the knowledge of the Merging Partnership, no encroachments on the Land exist, and the location of the Motel is entirely within the boundaries of the Land and within applicable building lines.



     5.10 Condemnation. No pending, threatened, or, to the knowledge of the Merging Partnership, contemplated condemnation actions involving all or any portion of the Property exist; and the Merging Partnership does not have any knowledge, of any existing, proposed, or contemplated plans to widen, modify, or realign any public rights-of-way located adjacent to any portion of the Land. The Merging Partnership will, promptly upon receiving any such notice or learning of any such contemplated or threatened action, give the Surviving Partnership written notice thereof.



     5.11 Access. Access to the Land from streets and roads adjoining the Land is not limited or restricted.



     5.12 Environmental Matters. For purposes of this Section, the term "hazardous waste or substances" means petroleum (including crude oil or any fraction thereof), radon gas naturally occurring, and any substance identified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other federal, state, or county environmental laws, regulations, or ordinances.



          (a) To the best knowledge of the Merging Partnership, the Merging Partnership has complied in all material respects with all applicable laws and regulations relating to pollution and environmental control.



          (b) To the best knowledge of the Merging Partnership, the Merging Partnership has received all material permits and approvals with respect to emissions into the environment (including solids, liquids and gases) and the proper disposal of materials (including solid waste materials) required for the operation of its business.



          (c) To the best knowledge of the Merging Partnership, the Merging Partnership has kept all records and made all material filings required by applicable state, local and federal laws and regulations with respect to emissions into the environment (including solids, liquids and gases) and the proper disposal of materials (including solid waste materials).



          (d) To the best knowledge of the Merging Partnership, no toxic materials, hazardous waste or substances, including any asbestos or asbestos-related products, and any oils, petroleum-derived compounds or pesticides are now located on the Property, except as disclosed in that certain "Phase I" environmental report with regards to the Property attached hereto as EXHIBIT C (the "Environmental Report").



          (e) The Merging Partnership has received no complaint, order, citation, or notice with regard to air emissions, water discharges, noise emissions, and hazardous waste or substance, if any, or any other environmental, health, or safety matters affecting the Property, or any portion thereof, from any Person or


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government, and, to the best knowledge of the Merging Partnership, none has been filed or issued, except as disclosed in the Environmental Report.



          (f) The Merging Partnership has no knowledge of the Property having been previously used as a landfill or as a dump for garbage or refuse.



          (g) Except as disclosed in the Environmental Report, the Merging Partnership has no knowledge that any storage tanks are or have been located on the Property, either above or below ground, or that there are underground pipes or lines on the Property, except for water, sewer, electrical, or other utility lines.



          (h) Except as disclosed in the Environmental Report, the Merging Partnership has no knowledge that there has been any leaking or disposal of material of any type onto or into the Property.



          (i) The Merging Partnership has no knowledge that solid or hazardous waste material has been generated on the Property.



          (j) To the knowledge of the Merging Partnership, no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, and no polychlorinated biphenyls have been located on or in the Property, whether in electrical transformers, fluorescent light fixtures with ballast, cooling oils, or otherwise.



          (k) The Merging Partnership has no knowledge that any hazardous waste or substances have been generated, disposed of, released, found, or allowed to escape in the vicinity of the Property, except as disclosed in the Environmental Report.



     5.13 Assessments. The Merging Partnership has no knowledge that any assessments have been made against any portion of the Property which are unpaid (except ad valorem taxes for the current year), whether or not they have become liens, and the Merging Partnership shall notify the Surviving Partnership upon learning of such assessments.



     5.14 Fees. To the knowledge of the Merging Partnership, all impact fees and facilities taxes, if any, with respect to the Property and the improvements thereon have been paid by the Merging Partnership.



     5.15 No Parties In Possession. Except for guests of the motel occupying rooms therein in the ordinary course of business ("Motel Guest") and the Existing Exceptions, there is no tenant, lessee, or other occupant of the Property (including any improvements thereon) having any right or claim to possession or use of the Property (or any such improvements) after the Effective Time, and possession of the Property shall be delivered by the Merging Partnership to the Surviving Partnership at the Effective time free of the rights or claims of any tenants, occupants, or other parties in possession of, or having or claiming any right of possession or use of, the Property, except for Motel Guests and except for the Existing Exceptions.



     5.16 No Violations. The Merging Partnership has received no notice (oral or written) that any municipality or other governmental or quasi-governmental authority has determined that there are any violations of zoning, health, environmental, or other statutes, ordinances, or regulations affecting the Property, and the Merging Partnership has no knowledge of any such violations. In the event the Merging Partnership receives notice of any such violations prior to the Effective Time, the Merging Partnership shall promptly notify the Surviving Partnership thereof.



     5.17 Property -- Flood Plain. No part of the Property is situated in a flood plain or flood hazard area which is delineated on any flood hazard area boundary map available under the National Flood Insurance Program through the Department of Housing and Urban Development, Federal Insurance Administration.



     5.18 Property -- Wetlands. To the knowledge of the Merging Partnership without inquiry, no part of the Property is situated within any "wetlands" designated by any applicable governmental authority.



     5.19 Zoning. To the knowledge of the Merging Partnership, the zoning classification for the Property supports the current use of the Property, and there are no special conditions to such zoning and no special covenants restricting the use of the Property for any purpose permitted under such zoning classification; the


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Merging Partnership has no knowledge of any proceeding to change such zoning classification or the conditions applicable thereto and shall not itself apply for or acquiesce in any such change, and there exists no violation of any requirement or condition of such zoning classification which is applicable to the Property.



     5.20 Historical Districts. To the knowledge of the Merging Partnership, neither the Property, nor any portion thereof, is (a) listed, or eligible to be listed, in any national, state, or local register of historic places or areas, or (b) located within any designated district or area in which the permitted uses of land located therein are restricted by regulations, rules, or laws other than those specified under local zoning ordinances.



     5.21 Casualty. To the knowledge of the Merging Partnership, there has been no unrestored fire or other casualty damage which has affected the Property.



     5.22 Insurance. The Partnership maintains adequate insurance with respect to the Property as of the date hereof. To the Merging Partnership's knowledge, all such insurance is in full force and effect. To the Merging Partnership's knowledge, the Property complies with all requirements of each insurance policy carried by the Merging Partnership and the Merging Partnership has not received from any of the insurers thereunder any notice requiring or suggesting that any work be performed at the Property (or any work so required or suggested has been performed). The Merging Partnership has not received any written notice of defects or inadequacies in the Property which would adversely affect the insurability (other than the Existing Exceptions) of the same or cause the imposition of extraordinary premiums therefor or create or be likely to create a hazard, excessive maintenance costs or material operating deficiencies.



     5.23 Condition of Improvements. The Motel and Personal Property of the Merging Partnership located on and used in connection with the Property (including heating, ventilating, and air conditioning systems) are in good condition and good working order and there are no material defects in the structural or mechanical aspects of the Motel or Personal Property of which the Merging Partnership has knowledge, other than wear and tear occurring in the normal course of business. [THIS PROVISION TO BE DELETED FOR LODGES UNDER CONSTRUCTION]



     5.24 Utilities. Those public utilities (including without limitation, water, electricity, gas, sanitary sewage, storm water drainage facilities, and telephone utilities) sufficient to operate the Property for its current uses are available to the Property and are completed on the Property and, as may be appropriate, are connected to the improvements located on the Property; to the knowledge of the Merging Partnership, such utilities enter the Property through adjoining public streets or valid and enforceable private easements, and to the knowledge of the Merging Partnership, all of the installation costs, access, or "tap on" fees, and similar costs for such utilities have been paid in full. [THIS PROVISION TO BE DELETED FOR LODGES UNDER CONSTRUCTION]



     5.25 Governmental Permits. The Merging Partnership has obtained all permits, licenses, certificates of occupancy, approvals, and authorizations from the applicable governmental authorities required for the occupancy and use of the Property in its current operations and all of such are in good standing.



     5.26 FIRPTA Representation. The Merging Partnership is not a "foreign person" as that term is defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto.



     5.27 No Defaults. To the knowledge of the Merging Partnership, the Merging Partnership is not in default under any of the Existing Exceptions.



     5.28 Employee Benefits. The Merging Partnership does not have any pension or retirement benefits or employment contract with the employees of the Motel.



     5.29 No Broker. Other than as set forth on SCHEDULE 5.29 hereto, the Merging Partnership has not entered into any agreement or arrangement and has not received services from any broker or broker's employees or independent contractors, including, without limitation, any agreement or arrangement that would give rise to any claim of lien or lien against the Property pursuant to the Georgia Commercial Real Estate Broker Lien Limited Partnership Act.


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     5.30 No Special Taxes.  The Merging Partnership has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Property or any part thereof.



     5.31 Other Assets. Other than the Property and the related personal property, the Merging Partnership has no other assets and is engaged in no business other than ownership of the Property.



     5.32 Disclosure. Neither this Agreement nor the financial and operating information referenced in SECTION 5.5 hereof nor the draft prospectus of Suburban Lodges of America, Inc. attached hereto as EXHIBIT D, contains any untrue statement of material fact with respect to the Merging Partnership or its properties, or omits to sate any material fact with respect to the Merging Partnership or its properties, necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.



     5.33 Partnership Records. The books and records of the Merging Partnership (including, without limitation, the Merging Partnership Financial Statements) accurately reflect and fairly present all material actions taken during the period covered thereby by the partners of the Merging Partnership.



     5.34 Taxes. Except for such matters as in the aggregate are not likely to result in a material adverse effect (i) all tax or informational returns required to be filed (as the time for filing may be extended from time to time) on or before the date of Closing or by or on behalf of the Merging Partnership have been filed or will be filed on or before the Effective Date, and (ii) there is no action, suit, or proceeding pending against, or with respect to, the Merging Partnership in respect of the collection of any tax, nor has the Merging Partnership received any written or actual notice of any claim for additional tax asserted by any such authority, which remains unresolved as of the Effective Date.



                                   ARTICLE 6



          REPRESENTATIONS AND WARRANTIES OF THE SURVIVING PARTNERSHIP



     The Surviving Partnership hereby represents and warrants to the Merging Partnership and the Corporation, as follows:



     6.1 Organization and Standing. The Surviving Partnership is a Georgia limited partnership, duly organized, validly existing, and in good standing under the laws of the State of Georgia and has all requisite powers and all governmental and regulatory licenses, authorizations, consents, and approvals to carry on its business as now conducted, to own, lease, and operate its properties, to execute and deliver this Agreement and any document or instrument required to be executed and delivered on behalf of the Surviving Partnership hereunder, to perform its obligations under this Agreement and any such other documents or instruments and to consummate the merger and the other transactions contemplated herein.



     6.2 Authority. The Surviving Partnership has the lawful right, power, authority and capacity to acquire the Property in accordance with the terms, provisions, and conditions of this Agreement and the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby. This agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Surviving Partnership, enforceable against the Surviving Partnership in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, or by the principles governing the ability of equitable remedies).



     6.3 Suits, Etc. No actions, suits, or proceedings are pending against or by, threatened against or by, or affecting the Surviving Partnership that question the validity or enforceability of this Agreement or of any action taken by it under this Agreement, in any court or before any governmental authority, domestic or foreign.



     6.4 Execution; No Default. The execution of and entry into this Agreement, the execution and delivery of the documents and instruments that the Surviving Partnership will execute or deliver on the date of the Closing, and the performance by the Surviving Partnership of its duties and obligations under this Agreement and of all acts necessary and appropriate for the full consummation of the transactions as contemplated by and provided for in this Agreement, are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which the Surviving Partnership is a party, any judicial order or judgment of any nature by which the Surviving Partnership is bound, and this Agreement. The covenants and agreements of the Surviving Partnership under this Agreement are the valid and binding obligations of the Surviving Partnership, enforceable in accordance with their terms.



                                   ARTICLE 7



               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION



     The Corporation hereby represents and warrants to the Merging Partnership and the Surviving Partnership, as follows:



     7.1 Organization and Standing. The Corporation is a Georgia corporation, duly organized, validly existing, and in good standing under the laws of the State of Georgia and has all requisite powers and all governmental and regulatory licenses, authorizations, consents, and approvals to carry on its business as now conducted, to own, lease, and operate its properties, to execute and deliver this Agreement and any document or instrument required to be executed and delivered on behalf of the Corporation hereunder, to perform its obligations under this Agreement and any such other documents or instruments and to consummate the merger and the other transactions contemplated herein.



     7.2 Authority. The Corporation has the lawful right, power, authority and capacity to acquire the Property in accordance with the terms, provisions, and conditions of this Agreement and the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of the Corporation and no other actions are necessary to authorize and approve this Agreement and the transactions contemplated hereby. This agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, or by the principles governing the availability of equitable remedies).



     7.3 Suits, Inc. No actions, suits, or proceedings are pending against or by, threatened against or by, or affecting the Corporation that question the validity or enforceability of this Agreement or of any action taken by it under this Agreement, in any court or before any governmental authority, domestic or foreign.



     7.4 Execution; No Default. The execution of and entry into this Agreement, the execution and delivery of the documents and instruments that the Corporation will execute or deliver on the date of the Closing, and the performance by the Corporation of its duties and obligations under this Agreement and of all other acts necessary and appropriate for the full consummation of the transactions as contemplated by and provided for in this Agreement, are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which the corporation is a party, any judicial order or judgment of any nature by which the Corporation is bound, and this Agreement. The covenants and agreements of the Corporation under this Agreement are the valid and binding obligations of the corporation, enforceable in accordance with their terms.



                                   ARTICLE 8



                      COVENANTS OF THE MERGING PARTNERSHIP



     From the date of this Agreement until and including the date of the
Closing:



     8.1 Preservation of Business. The Merging Partnership shall use its best efforts to (a) preserve intact the present business organization and personnel of the Merging Partnership, (b) preserve the present goodwill and advantageous relationships of the Merging Partnership with all persons having business dealings with it, and (c) preserve and maintain in force all material licenses, certificates, leases, contracts, permits, registrations, franchises, patents, trademarks, trade names, copyrights, bonds, and other similar material rights and confidential information of the Merging Partnership. The Merging Partnership shall not enter into any new employment or consulting agreements with any of its present management personnel or consultants, or any other employment or consulting agreement with any other person or entity, except as has been previously disclosed and approved by the Surviving Partnership in writing.



     8.2 Ordinary Course. The Merging Partnership shall operate its business only in the ordinary course and, except in the ordinary course of business, the Merging Partnership shall not, without the prior written consent of the surviving Partnership, (a) encumber or mortgage any of the Property or its other assets, (b) incur any obligation (contingent or otherwise), (c) purchase, acquire, transfer, or convey any assets or property, (d) enter into any other transaction, (e) make or enter into any contract or commitment, or (f) acquire any corporation, partnership, trust, or other entity.



     8.3 Books and Records. The Merging Partnership shall maintain its books, accounts, and records in the usual, regular, and ordinary manner, in compliance with applicable laws and on a basis consistent with prior years.



     8.4 No Organic Change. The Merging Partnership shall make no amendment to the Certificate of Limited partnership or the Agreement of Limited Partnership of the Merging Partnership. The Merging Partnership shall make no change to any of its partnership interests by reclassification, subdivision, reorganization, or otherwise. The Merging Partnership shall not merge or consolidate with any other partnership, corporation trust, or entity or change the character of its business.



     8.5 No Issuance of Partnership Interests or Options. Neither the Merging Partnership nor the partners of the Merging Partnership shall issue any partnership interests in the Merging Partnership or grant any option, warrant, or other right to purchase or to convert any obligation made by the Merging Partnership or the partners of the Merging Partnership, into a partnership interest in the Merging Partnership.



     8.6 Compensation. Without the prior written consent of the Surviving Partnership, the Merging Partnership shall not increase the compensation or fees payable to any management employee of the Merging Partnership, and shall increase the compensation payable to other personnel only in accordance with past practices for merit, length of service, change in position or responsibility, or other similar reason.



     8.7 Ad Valorem Taxes. The Merging Partnership will pay or cause to be paid promptly when due all city, state, and county ad valorem taxes and similar taxes and assessments, all sewer and water charges, and all other governmental charges levied or imposed upon or assessed against the Property between the date hereof and the date of the Closing, and will pay or cause to be paid all expenses incurred in the use, occupancy, and operation of the Property between the date hereof and the date of the Closing.



     8.8 Insurance. The Merging Partnership shall continue to carry and maintain in force all existing policies of casualty and public liability insurance with respect to the Property.



     8.9 Accuracy as of Effective Time. The Merging Partnership and the partners of the Merging Partnership will not cause or permit any action to be taken that will cause any of the conditions of the Surviving Partnership's or the Corporation's obligations set forth in ARTICLE 10 hereof to be unsatisfied or unperformed on or as of the date of the Closing.



     8.10 Distributions; Assumption of Certain Liabilities. The partners of the Merging Partnership shall be responsible for payment of all liabilities of the Merging Partnership arising from the ordinary course of the Merging Partnership's business prior to the Closing except for liabilities identified on
SCHEDULE 9.1 attached hereto. Prior to the Closing, the Merging Partnership shall make a distribution of all of its cash to Krischer as agent for the partners of the Merging Partnership (provided that the Merging Partnership shall retain cash and cash equivalents equal to the security deposits of the Merging Partnership. Krischer shall cause the partners of the Merging Partnership to pay the liabilities of the Merging Partnership arising from the ordinary course of the Merging Partnership's business prior to the Closing other than those identified on SCHEDULE 9.1 from the cash distributed from the Merging Partnership, or otherwise. The obligations pursuant to this Section shall survive the Closing. [THIS SECTION TO BE DELETED FOR LODGES UNDER CONSTRUCTION]

     8.11 Consents and Approvals. The Merging Partnership shall use its best efforts to obtain all necessary consents and approvals of all persons, firms, entities, and governmental authorities to the consummation of the transactions contemplated by this Agreement.



     8.12 Indemnification. The Merging Partnership agrees to indemnify and hold the Surviving Partnership, the Corporation, and the Subsidiary harmless from and against any and all losses, damages, expenses, liabilities, claims or demands whatsoever suffered or incurred by Surviving Partnership (including, but not limited to, attorneys' fees) resulting or arising from any material breach of, or material misrepresentation in, the representations or warranties of the Merging Partnership contained in ARTICLE 5 hereof.



                                   ARTICLE 9



             COVENANTS OF THE SURVIVING PARTNERSHIP AND CORPORATION



     9.1 Amounts to be Paid. At the Closing, the Surviving Partnership and the Corporation shall assume and pay all of the amounts set forth on SCHEDULE 9.1.



     9.2 Tax Returns. After the Closing, the Surviving Partnership shall file all federal, state, and local tax returns to reflect the completion of the Merger.



                                   ARTICLE 10



                   THE SURVIVING PARTNERSHIP AND CORPORATION



     The obligations of the Surviving Partnership and the Corporation under this Agreement are subject to satisfaction of the following conditions at or prior to the Closing, any or all of which the Surviving Partnership may waive in whole or in part.



     10.1 Initial Public Offering. All conditions to the closing of the IPO, on terms satisfactory to the Corporation in its sole discretion, shall have been satisfied. It is the intention of the Merging Partnership and the Surviving Partnership that the closing of the IPO will occur simultaneously with or immediately following the Closing hereunder.



     10.2 Representations and Warranties. The representations and warranties of the Merging Partnership set forth in this Agreement and in any certificate or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects on and as of the date of the Closing to the same extent and with the same force and effect as if made on such date.



     10.3 Performance by the Merging Partnership. The Merging Partnership shall have duly performed in all material respects all obligations, convents, and agreements undertaken by it herein and complied in all material respects with all terms and conditions applicable to it hereunder to be performed and complied with on or prior to the date of the Closing.



     10.4 Partner Consent. The Surviving Partnership shall have received at or prior to the Closing the duly adopted consent of the partners of the Merging Partnership, (a) authorizing and approving the execution and delivery of this Agreement on behalf of the Merging Partnership and the consummation of the transactions contemplated herein, and (b) authorizing and approving all other necessary and proper partnership actions to enable the Merging Partnership to comply with the terms hereof, in substantially the form as attached hereto as EXHIBIT E.



     10.5 Other Agreements. The Surviving Partnership shall have received at or prior to the Closing (i) from each of the partners of the Merging Partnership a fully completed and executed Supplemental Agreement and Questionnaire relating to securities law representations and (ii) from each of [CONTINUING EQUITY PARTNERS] a fully executed Shareholder Lock-Up Agreement.



     10.6 Waiver and Consents by lender. The Merging Partnership shall have obtained (a) a waiver by the lender, or any other appropriate person (collectively, the "Lender"), with respect to any loans secured by the Property (the "Mortgage Loan"), with respect to any default under any document relating to the Mortgage

Loan caused by entry into this Agreement, and (b) the consents of the Lender with respect to the consummation of the transactions caused by this Agreement.



     10.7 Third-Party Consents. All necessary approvals or consents shall have been obtained from any and all federal and state departments and regulatory and other agencies and from all other commissions, boards, agencies, and any other person or entity whose approval or consent is necessary to consummate the transactions contemplated hereunder.



     10.8 Title Insurance. The Surviving Partnership shall have obtained a title insurance policy for the property which is reasonably acceptable to the Surviving Partnership and the Corporation.



                                   ARTICLE 11



              CONDITIONS TO OBLIGATIONS OF THE MERGING PARTNERSHIP



     The obligations of the Merging Partnership under this Agreement are subject to satisfaction of the following conditions at or prior to the Closing, any or all of which the Merging Partnership may waive in whole or in part.



     11.1 Initial Public Offering. All conditions to the closing of the IPO, on terms satisfactory to the Corporation in its sole discretion, shall have been satisfied. It is the intention of the Merging Partnership and the Surviving Partnership that the closing of the IPO will occur simultaneously with or immediately following the Closing hereunder.



     11.2 Representations and Warranties. The representations and warranties of the Surviving Partnership and the Corporation set forth herein and in any certificate or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete, and accurate in all material respects on and as of the date of the Closing Date to the same extent and with the same force and effect as if made on such date.



     11.3 Performance by the Surviving Partnership. The Surviving Partnership and the Corporation each shall have duly performed in all material respects all obligations, covenants and agreements undertaken by it herein and complied in all material respects with all the terms and conditions applicable to it hereunder to be performed or complied with on or prior to the date of the Closing.



     11.4 Partner Consent. The Merging Partnership shall have received at the Closing a duly adopted consent, (a) authorizing and approving the execution and delivery of this Agreement on behalf of the Surviving Partnership and the consummation of the transactions contemplated herein, and (b) authorizing and approving all other necessary and proper actions to enable the Surviving Partnership to comply with the terms hereof.



     11.5 Third-Party Consents. All necessary approvals or consents shall have been obtained from any and all federal and state departments and regulatory and other agencies and from all other commissions, boards, agencies, and any other person or entity whose approval or consent is necessary to consummate the transactions contemplated hereunder.



     11.6 Registration Rights Agreements. The Corporation shall have executed and delivered Registration Rights Agreements to those partners receiving shares of Common Stock in substantially the form of EXHIBIT F hereto.

                                   ARTICLE 12



                                  TERMINATION



     12.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time up to and including the date of the Closing upon written notice to the other parties as follows:



          (a) by unanimous agreement of the parties hereto;



          (b) by the Surviving Partnership if a material adverse change in the financial condition or business of the Merging Partnership shall have occurred, or the Merging Partnership shall have suffered a loss or damage to any of its properties or assets, which loss or damage materially adversely affects or impairs the ability of the Merging Partnership to conduct its business, and



          (c) by the Merging Partnership, solely through its general partner, or by the Surviving Partnership, solely through its general partners, or by Krischer, if any action, suit or proceeding shall have been instituted or threatened against any party to this Agreement which would restrain, prohibit, invalidate or otherwise affect in an adverse way the transactions contemplated by this Agreement.



Notwithstanding anything in this ARTICLE 12 to the contrary, this Agreement shall terminate automatically on December 31, 1996 if the Closing shall not have occurred prior to such date. Upon any such termination of this Agreement, no party hereto shall have any liability to any other party.



                                   ARTICLE 13



                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES



     All statements contained in this Agreement and in any Schedule or Exhibit hereto or any certificate delivered at the Closing by or on behalf of the parties hereto pursuant to this Agreement shall be deemed representations and warranties hereunder. All representations and warranties made by the respective parties hereunder, including those set forth herein or in any other document required to be executed by the terms of this Agreement, shall survive the consummation of the transactions contemplated by this Agreement for a period ending on March 31, 1997, at which time such representations and warranties shall terminate.



                                   ARTICLE 14



                                    ADVANCES



     14.1 Loan. Upon the date hereof, the Merging Partnership shall loan to the Surviving Partnership amounts sufficient to pay expenses related to the Merger, provided that such loan shall not exceed Fifteen Thousands Dollars ($15,000). The Surviving Partnership shall repay such loan at or prior to the Closing If the Closing should not occur, such loan shall be forgiven by the Merging Partnership and need not be repaid.



     14.2 Reimbursement of Advances. The Surviving Partnership shall reimburse and repay the Merging Partnership the amount of Forty One Thousand Six Hundred Sixty Six Dollars ($41,666) which was previously advanced by the Merging Partnership to the Surviving Partnership. [THIS PROVISION ONLY FOR 6 OF THE LIMITED PARTNERSHIPS: FOREST PARK, FULTON INDUSTRIAL, NORCROSS, OXMOOR, MABLETON, MAULDIN RD] [FOREST PARK LODGE -- $40,000 ADVANCE FROM MORTGAGE HOLDER TO BE REIMBURSED]



     14.3 Disbursements of Repayments. Upon any repayment of loans or advances under this ARTICLE 14, the sum of any such repayments shall be distributed to the partners of the Merging Partnership prior to the Closing pursuant to the terms of its Agreement of Limited Partnership.

                                   ARTICLE 15



                                 MISCELLANEOUS



     15.1 Assignment; Third Parties; Binding Effect. Except as expressly provided in this Agreement, the rights under this Agreement shall not be assignable nor the duties delegable by any party without the prior written consent of all other parties hereto. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest, any rights or remedies under or by reason of this Agreement unless so stated expressly to the contrary herein. All covenants, agreements, representations, and warranties of the parties contained herein shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.



     15.2 Expenses. Subject to ARTICLE 14 of this Agreement, the parties hereto will bear all of their own expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, legal and accounting fees.



     15.3 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses or at such other address as shall be given in writing by any party to the others in accordance with this Section.



     To the Merging Partnership:


                                          [NAME OF MERGING PARTNERSHIP]


                                          c/o Suburban Lodges of America, Inc.


                                          120 Interstate North Parkway East


                                          Suite 120


                                          Atlanta, Georgia 30339


                                          Attn: David E. Krischer



     To the Surviving Partnership:



                                          Suburban Holdings, LP


                                          c/o Suburban Lodges of America, Inc.


                                          120 Interstate North Parkway East


                                          Suite 120


                                          Atlanta, Georgia 30339


                                          Attn: David E. Krischer



     15.4 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every remedy given hereunder or now or hereafter existing, at law or in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.



     15.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and te same instrument.



     15.6 Article and Section Headings. Article and Section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.



     15.7 Waiver. Any failure by any of the parties hereto to comply with any of the obligations, agreements, or conditions set forth herein may be waived in writing by the other party or parties; provided, that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition contained herein.



     15.8 Cooperation. Each of the parties agrees to cooperate to consummate the transactions contemplated hereby and to execute and deliver any and all instruments, and take such additional action, as shall be reasonably necessary or appropriate for such purpose.

     15.9 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, embodies the entire understanding and agreement among the parties, may be amended or modified only in a writing signed by all parties, and supersedes all prior understandings and agreements among or between the parties relating to the subject matter hereof.



     15.10 Schedules. All references to Schedules herein shall mean separate Schedules delivered by the appropriate parties as required by the terms of this Agreement, which Schedules shall be attached hereto, except as otherwise expressly stated herein.



     15.11 Severability. The provisions of this Agreement, and of each separate Article and Section, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.



     15.12 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                          [NAME OF MERGING PARTNERSHIP]



                                          By:                                  ,


                                            ------------------------------------

                                            its general partner



                                          By:


                                          --------------------------------------


                                          Name:


                                          --------------------------------------


                                          Title:


                                          --------------------------------------


                                          SUBURBAN HOLDINGS, L.P.



                                          By:                                  ,


                                            ------------------------------------

                                            its general partner



                                          By:


                                          --------------------------------------


                                          Name:


                                          --------------------------------------


                                          Title:


                                          --------------------------------------


                                          SUBURBAN LODGES OF AMERICA, INC.



                                          By:                                  ,


                                            ------------------------------------

                                            its general partner



                                          By:


                                          --------------------------------------


                                          Name:


                                          --------------------------------------


                                          Title:


                                          --------------------------------------

                                          --------------------------------------

                                          DAVID E. KRISCHER, as agent for the
                                          partners of the Merging Partnership


                                          (for purposes of SECTION 8.10)

          SCHEDULES AND EXHIBITS TO FORM OF ACQUISITION AGREEMENT AND


                                 PLAN OF MERGER



                   SCHEDULE                                        ITEM
- --------------------------------------------------------------------------------------------
4.2                                           Liquidating Distribution
5.29                                          Brokers
9.1                                           Amounts to be Paid by Surviving Partnership



                   EXHIBIT                                         ITEM
- --------------------------------------------------------------------------------------------
A                                             Description of Land
B                                             Existing Exceptions to Title
C                                             Environmental Report
D                                             Draft Prospectus
E                                             Agreement and Consent of Partners
F                                             Registration Rights Agreement

                                  SCHEDULE A
   ENTITIES ENTERING INTO AN ACQUISITION AGREEMENT AND PLAN OF MERGER WITH
                       SUBURBAN LODGES OF AMERICA, INC.


        The following entities have entered into an Acquisition Agreement and Plan of Merger with Suburban Lodges of America, Inc. in materially the same form as the attached Form of Acquisition Agreement and Plan of Merger:

SLA Associates - Fulton Industrial, Ltd. (L.P.)
SLA Associates - Norcross, L.P.
SLA Associates - Oxmoor, Limited Partnership
Mableton Associates, L.P.
SLA Associates - White Horse, L.P.
SLA Associates - Matthews, L.P.
HSL of Conyers, LLC
Preston Lodge, L.P.
SLA Associates - Douglasville, L.P.
HSL Tara, LLC
SLA Associates - Wade Hampton, L.P.
SLA Associates - Kingston Pike, L.P.
SLA Associates - Chesapeake, LP
Legacy Lodging, LLC